UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 31, 2005

EARTHFIRST TECHNOLOGIES, INCORPORATED
(Exact name of registrant as specified in charter)

Flordia	000-23897	59-3462501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2515 E Hanna Ave., Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 238-5010

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

On March 30, 2005, EarthFirst Technologies, Incorporated (the “Company”) entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

•	a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;
•	a secured convertible term note with a principal amount of $3,000,000;
•
a common stock purchase warrant to purchase 11,162,790 shares of common stock of the Company, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and

•	an option to purchase 24,570,668 shares of common stock of the Company, at a purchase price equal to $0.01 per share, exercisable for a period of six years

At the closing of the foregoing financing from Laurus, on March 31, 2005, the Company received $3,000,000 in connection with the convertible term note. In addition, the Company is permitted to borrow an amount based upon its eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, the Company received an additional $3,600,000 for an aggregate of $6,600,000 in financing from Laurus.

The Company must pay certain fees in the event the facility is terminated prior to expiration. The Company's obligations under the notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., the active subsidiaries of the Company. The notes mature on March 30, 2008. Annual interest on the convertible minimum borrowing note and the revolving note is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 7.0%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock. Annual interest on the convertible term note is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.5%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock.

The principal amount of the secured convertible term note is repayable at the rate of $100,000 per month together with accrued but unpaid interest, commencing on October 1, 2005. Such amounts may be paid, at the holder's option (i) in cash with a 2% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.19. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $.209, the Company may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The Company in cash may redeem the term note by paying the holder 125% of the principal amount, plus accrued interest during the first year of the note, 115% of the principal amount, plus accrued interest during the second year of the note and 110% of the principal amount, plus accrued interest thereafter. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on April 1, 2005. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 103% of the principal amount, plus accrued interest during the first year of the note, 102% of the principal amount, plus accrued interest during the second year of the note and 101% of the principal amount, plus accrued interest thereafter. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

Upon an issuance of new shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

120% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of the outstanding shares of common stock of the Company.

The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by May 30, 2005, or declared effective within 60 days thereafter, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

The Company paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., equal to 3.6% of the total maximum funds to be borrowed under the Company’s agreements with Laurus.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
4.1	Security and Purchase Agreement, dated as of March 30, 2005, by and among Laurus Master Fund, Ltd. and EarthFirst Technologies, Incorporated.
4.2
Security Agreement, dated as of March 30, 2005, between Laurus Master Fund, Ltd., EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc.

4.3
Master Security Agreement, dated as of March 30, 2005, by EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., in favor of Laurus Master Fund, Ltd

4.4
Guaranty, dated as of March 30, 2005, by EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., in favor of Laurus Master Fund, Ltd.

4.5	Secured Revolving Note issued to Laurus Master Fund, Ltd., dated March 30, 2005.
4.6	Secured Convertible Minimum Borrowing Note issued to Laurus Master Fund, Ltd., dated March 30, 2005.
4.7	Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated March 30, 2005.
4.8	Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd.
4.9	Option issued to Laurus Master Fund, Ltd., dated March 30, 2005.
4.10	Registration Rights Agreement, dated as of March 30, 2005, by and between Laurus Master Fund, Ltd. and EarthFirst Technologies, Incorporated.
4.11
Stock Pledge Agreement, dated as of March 30, 2005, by and between Laurus Master Fund, Ltd., EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc.

99.1	Press Release of EarthFirst Technologies, Incorporated, dated April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHFIRST TECHNOLOGIES, INCORPORATED

Date: April 6, 2005	By:	/s/ John Stanton
John Stanton,
Chief Executive Officer and Chief Financial Officer